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                            MEMBERWORKS INCORPORATED


     EXHIBIT 11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)
                    (In thousands, except per share amounts)

                                                             Three months          Nine months
                                                            ended March 31,       ended March 31,
Net loss per share:                                               1997                 1997
-------------------                                             -------              --------
Net loss                                                        $   (843)            $ (3,911)
Preferred stock dividends and accretion                               --                 (980)
                                                                -------              --------
Net loss attributable to common stock                           $   (843)            $ (4,891)
                                                                ========             ========
Weighted average number of common shares outstanding              14,671               13,641
                                                                ========             ========
Net loss per share                                              $  (0.06)            $  (0.36)
                                                                ========             ========

                                                                                   Nine months
                                                                                  ended March 31,
Supplementary net loss per share:                                                      1997
---------------------------------                                                    ---------
Net loss                                                                             $ (3,911)
Preferred stock dividends and accretion                                                  (537)
                                                                                     ---------
Net loss attributable to common stock                                                $ (4,448)
                                                                                     =========
Weighted average number of common shares outstanding                                   13,641
Effect of assumed redemption of Series E and F preferred stock
          using 146 common shares as of the beginning of the period                        59
                                                                                     ---------
Weighted average number of common shares outstanding as adjusted                       13,700
                                                                                     ---------
Supplementary net loss per share                                                     $  (0.32)
                                                                                     =========

                                                             Three months          Nine months
                                                            ended March 31,       ended March 31,
Pro forma net loss per share:                                      1996                 1996
-----------------------------                                  ----------           ----------
Net loss                                                       $   (856)            $ (3,793)
Preferred stock dividends                                            --                 (154)
                                                             ------------          -----------
Net loss attributable to common stock                          $   (856)            $ (3,947)
                                                             ===========           ===========

Weighted average number of shares of Class A common
          stock and Common Stock outstanding                      5,683                5,683
Automatic conversion of Series A, B, C, D and H preferred
          stock and redemption of Series E and F preferred
          stock                                                   6,610                6,610
Stock options granted one year prior to filing                      448                  448
                                                             ----------            ---------
Weighted average number of common shares outstanding as
          adjusted                                               12,741               12,741
                                                             ==========            =========
Pro forma net loss per share                                   $  (0.07)            $  (0.31)
                                                               ========             ========